Exhibit 99.1

USA Technologies Announces Third Quarter Fiscal Year 2018 Results
Achieved Year-Over-Year Revenue Growth of 35%

MALVERN, Pa. – May 8, 2018 – USA Technologies, Inc. (NASDAQ:USAT) (“USAT”), a premier payment technology service provider of integrated cashless and mobile transactions in the self-service retail market, today reported results for its third quarter ended March 31, 2018.

Third Quarter Financial Highlights:

☐	Revenue of $35.8 million, increased 35% year-over-year, marking the 34th consecutive quarter of growth

☐
On a pro-forma basis, as if the acquisition of Cantaloupe had occurred on July 1, 2016, overall revenue increased 12% year-over-year and License and transaction fee revenue increased 25% year-over-year

☐	New net connections of 64,000 bring total connections to 969,000

☐	License and transaction fee revenue of $27.0 million, an increase of 55% year-over-year

☐	Gross margins of 33.3% increased from 25.0% in third quarter of fiscal year 2017

☐	License and transaction margin of 40.7% increased from 32.0% in third quarter of fiscal year 2017

☐	Operating loss of $(0.5) million

☐	Adjusted operating income (non-GAAP) of $2.0 million

☐	Net income of $1.2 million, or $0.02 per share

☐	Non-GAAP net income of $2.2 million, or $0.04 per share

☐	Adjusted EBITDA of $4.3 million, an increase of 130% year-over-year

☐	Ended the quarter with $17.1 million in cash

“Our third fiscal quarter results demonstrate the successful integration of Cantaloupe, including additional cross-selling wins, improved operational efficiencies, as well as revenue and margin expansion across our business,” said Stephen P. Herbert, USA Technologies’ Chairman and Chief Executive Officer.  “Our commercial success in cross-selling our combined offering is allowing us to reach new customers, displace competitive solutions, as well as expand our footprint within our existing customer base. Additionally, subsequent to quarter end, we announced a new three-year strategic agreement with Ingenico. We are thrilled to strengthen our relationship with Ingenico via this strategic alliance, which we believe will help expand our reach in North America, as well our global presence into agreed upon markets, ultimately positioning us to gain additional penetration and market share in the global unattended retail market.”

“We are pleased to have exceeded the long-term margin targets relating to our gross margins, license and transaction fees, and equipment revenues that we set  less than six months ago,” said Priyanka Singh, USA Technologies’ Chief Financial Officer.  “Our third quarter L&T margin was the highest we have seen in the past 5 years, reflecting our commitment to driving L&T margin expansion. Additionally, certain actions made in connection with our integration of Cantaloupe have resulted in approximately $3 million in annualized cost savings.”

Fiscal Year 2018 Outlook

For full fiscal year 2018, the company expects revenue to be between $138 million to $142 million and adjusted EBITDA to be between $14.5 million and $15.0 million. USAT expects total connections to its service as of the end of the fiscal year to be in the 1.03 million to 1.07 million range.  USAT continues to expect the Cantaloupe transaction to be accretive in fiscal 2018, net of one-time transaction and integration expenses and any purchase accounting adjustments.

USA Technologies has not reconciled the company’s adjusted EBITDA outlook to GAAP net income (loss) due to the uncertainty and potential variability of the provision for (benefit from) income taxes, and integration and acquisition costs, each of which is a reconciling item between adjusted EBITDA and GAAP net income (loss). Because these items are uncertain, depend on various factors, cannot be reasonably predicted, and could have a significant impact on the calculation of GAAP net income (loss), USA Technologies has not provided guidance for GAAP net income (loss) or a reconciliation of the company’s adjusted EBITDA outlook to GAAP net income (loss). Accordingly, a GAAP net income (loss) outlook and a reconciliation of adjusted EBITDA outlook to GAAP net income (loss) is not available without unreasonable effort. For information regarding the reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see "Discussion of Non-GAAP Financial Measures" below and the reconciliation tables included in this press release under “Financial Schedules”.

Webcast and Conference Call

USA Technologies will host a conference call and webcast the event beginning at 8:30 a.m. Eastern Time today, May 8, 2018.

To participate in the conference call, please dial (866) 393-1608 approximately 10 minutes prior to the call. International callers should dial (224) 357-2194. Please reference conference ID # 5974998.

A live webcast of the conference call will be available at http://usat.client.shareholder.com/events.cfm.  Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software.  A telephone replay of the conference call will be available from 11:30 a.m. Eastern Time on May 8, 2018 until 11:30 a.m. Eastern Time on May 11, 2018 and may be accessed by calling (855) 859-2056 (domestic dial-in) or (404) 537-3406 (international dial-in) and reference conference ID # 5974998.  An archived replay of the conference call will also be available in the investor relations section of the company's website.

About USA Technologies

USA Technologies, Inc. is a premier payment technology service provider of integrated cashless and mobile transactions in the self-service retail market. The company also provides a broad line of cashless acceptance technologies including its NFC-ready ePort® G-series, ePort Mobile™ for customers on the go, ePort® Interactive, and QuickConnect, an API Web service for developers. Through its recent acquisition of Cantaloupe, the company also offers logistics, dynamic route scheduling, automated pre-kitting, responsive merchandising, inventory management, warehouse and accounting management solutions. Cantaloupe is a premier provider of cloud and mobile solutions for vending, micro markets, and office coffee services. USA Technologies and Cantaloupe have 86 United States and foreign patents in force; and have agreements with Verizon, Visa, Chase Paymentech, Ingenico, and customers such as Compass, AMI Entertainment and others. For more information, please visit the website at www.usatech.com.

Discussion of Non-GAAP Financial Measures:

This press release contains certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP (Generally Accepted Accounting Principles). Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are set forth below in Financial Schedule E.

The following non-GAAP financial measures are discussed herein: adjusted EBITDA, adjusted operating income, non-GAAP net income (loss), and non-GAAP net income (loss) per share. The presentation of these additional financial measures is not intended to be considered in isolation from, superior to, as a substitute for, or as a measure of, the financial measures prepared and presented in accordance with GAAP, including the net income or net loss of USAT, net cash provided/used by operating activities, profitability or net earnings. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with USAT's net income or net loss as determined in accordance with GAAP. These non-GAAP financial measures are not required by or defined under GAAP and may be materially different from the non-GAAP financial measures used by other companies. USAT has provided below in Financial Schedule E the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

As used herein, non-GAAP net income (loss) represents GAAP net income (loss) excluding costs or benefits relating to any adjustment for fair value of warrant liabilities, non-cash portions of the Company’s income tax benefit (provision), non-recurring fees and charges that were incurred in connection with the acquisition and integration of Cantaloupe during the current fiscal year and VendScreen, Inc. (“VendScreen”) during the prior fiscal year, and non-cash expenses for equity awards under our equity incentive plans. Non-GAAP income (loss) per common share is calculated by dividing non-GAAP net income (loss) by the weighted average number of common shares outstanding. Management believes that non-GAAP net income (loss) and non-GAAP net income (loss) per share are important measures of the Company's business. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of our comparative operating performance. We believe that these non-GAAP financial measures serve as a useful metric for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors’ overall understanding of our current and future financial performance. Additionally, the Company utilizes non-GAAP net income (loss) as a metric in its executive officer and management incentive compensation plans.

As used herein, Adjusted EBITDA represents net loss before interest income, interest expense, income tax provision (benefit), depreciation, amortization, non-recurring fees and charges that were incurred in connection with the acquisition and integration of Cantaloupe during the current fiscal year and VendScreen during the prior fiscal year, change in fair value of warrant liabilities, and stock-based compensation expense. We have excluded the non-operating item, change in fair value of warrant liabilities, because it represents a non-cash gain or charge that is not related to the Company’s operations. We have excluded the non-cash expense, stock-based compensation, as it does not reflect the cash-based operations of the Company. We have excluded the non-recurring costs and expenses incurred in connection with the acquisition of Cantaloupe during the current fiscal year and VendScreen during the prior fiscal year in order to allow more accurate comparison of the financial results to historical operations.  Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance. Additionally, the Company utilizes Adjusted EBITDA as a metric in its executive officer and management incentive compensation plans.

As used herein, adjusted operating income represents operating income before the non-recurring costs and expenses incurred in connection with the acquisition of Cantaloupe during the current fiscal year and VendScreen during the prior fiscal year, and the amortization expenses related to our acquisition-related intangibles.  We have excluded these non-recurring costs and expenses in order to allow more accurate comparison of the financial results to historical operations and we believe such a comparison is useful to investors as a measure of comparative operating performance.

Forward-looking Statements:

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the business strategy and the plans and objectives of USAT's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the ability of management to accurately predict or forecast future financial results, including earnings or taxable income of USAT; the incurrence by USAT of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; whether our alliance agreement with Ingenico Inc. would result in expansion of our global presence as each of USAT and Ingenico would have to agree upon any such expansion; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; whether USAT's customers continue to utilize USAT's transaction processing, route scheduling, inventory management, and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days' notice; the ability of USAT to raise funds in the future through the sales of securities or debt financings in order to sustain its operations if an unexpected or unusual non-operational event would occur; the ability to prevent a security breach of our systems or services or third party services or systems utilized by us; whether any patents issued to USAT will provide USAT with any competitive advantages or adequate protection for its products, or would be challenged, invalidated or circumvented by others; the ability of USAT to operate without infringing or violating the intellectual property  rights of others; the effect that the integration  of Cantaloupe into USAT’s business will have on USAT’s forecasted revenues, connections,  or adjusted EBITDA for fiscal year 2018; the possibility that all or a portion of the expected benefits and efficiencies from the combined offering of the services of USAT and Cantaloupe, including increases in revenue, business efficiencies and competitiveness, and decrease in operational costs, will not continue to be realized or would not be realized within the expected time period; and whether USAT's existing or anticipated customers purchase, rent or utilize ePort or Seed devices or our other products or services in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Financial Schedules:

A.	Statements of Operations for the 3 Months and 9 Months Ended March 31, 2018 and March 31, 2017
B.	Five Quarter Select Key Performance Indicators
C.	Balance Sheets at March 31, 2018 and at June 30, 2017
D.	Statements of Cash Flows for the 9 Months Ended March 31, 2018 and March 31, 2017
E.	Reconciliation of GAAP to Non-GAAP Financial Measures for the 3 Months and 9 Months Ended March 31, 2018 and March 31, 2017

(A)	Statements of Operations for the 3 Months and 9 Months Ended March 31, 2018 and March 31, 2017

	Three months ended March 31,			Nine months ended March 31,
($ in thousands, except shares and per share data)	2018	2017	% Change	2018	2017	% Change
Revenues:
License and transaction fees	$27,020	$17,459	54.8%	$69,817	$50,463	38.4%
Equipment sales	8,812	9,001	(2.1%)	24,138	19,341	24.8%
Total revenues	35,832	26,460	35.4%	93,955	69,804	34.6%

Costs of sales/revenues:
Cost of services	16,012	11,876	34.8%	43,700	34,508	26.6%
Cost of equipment	7,876	7,959	(1.0%)	21,909	16,170	35.5%
Total costs of sales/revenues	23,888	19,835	20.4%	65,609	50,678	29.5%

Gross profit:
License and transaction gross profit	11,008	5,583	97.2%	26,117	15,955	63.7%
Equipment gross profit	936	1,042	(10.2%)	2,229	3,171	(29.7%)
Total gross profit	11,944	6,625	80.3%	28,346	19,126	48.2%

Gross margin (as a percentage):
License and transaction fees	40.7%	32.0%	8.8%	37.4%	31.6%	5.8%
Equipment sales	10.6%	11.6%	(1.0%)	9.2%	16.4%	(7.2%)
Total gross margin	33.3%	25.0%	8.3%	30.2%	27.4%	2.8%

Operating expenses:
Selling, general and administrative	9,572	5,947	61.0%	24,647	18,540	32.9%
Integration and acquisition costs	1,747	—	100.0%	5,844	109	5,261.5%
Depreciation and amortization	1,125	259	334.4%	2,107	774	172.2%
Total operating expenses	12,444	6,206	100.5%	32,598	19,423	67.8%

Operating (loss) income	(500)	419	(219.3%)	(4,252)	(297)	1,331.6%

Other income (expense):
Interest income	134	114	17.5%	465	387	20.2%
Interest expense	(612)	(188)	225.5%	(1,315)	(601)	118.8%
Change in fair value of warrant liabilities	—	—	—	—	(1,490)	(100.0%)
Total other expense, net	(478)	(74)	545.9%	(850)	(1,704)	(50.1%)

(Loss) income before income taxes	(978)	345	(383.5%)	(5,102)	(2,001)	155.0%
Benefit (provision) for income taxes	2,138	(209)	(1,123.0%)	(6,467)	(94)	6,779.8%

Net income (loss)	1,160	136	752.9%	(11,569)	(2,095)	452.2%
Cumulative preferred dividends	(334)	(334)	—	(668)	(668)	—
Net income (loss) applicable to common shares	$826	$(198)	(517.2%)	$(12,237)	$(2,763)	342.9%
Net income (loss) per common share:
Basic	$0.02	$(0.00)	(413.7%)	$(0.24)	$(0.07)	244.1%
Diluted	$0.02	$(0.00)	(409.6%)	$(0.24)	$(0.07)	244.1%
Weighted average number of common shares outstanding:
Basic	53,637,085	40,327,697	33.0%	51,101,813	39,703,690	28.7%
Diluted	54,338,126	40,327,697	34.7%	51,101,813	39,703,690	28.7%

(B)	Five Quarter Select Key Performance Indicators

	As of and for the three months ended
($ in thousand)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Connections:
Gross New connections	75,000	317,000	28,000	70,000	40,000
% from existing customer base	92%	44%	82%	93%	88%
Net New connections *	64,000	311,000	26,000	64,000	35,000
Total connections	969,000	905,000	594,000	568,000	504,000

Customers:
New customers added *	550	1,800	550	300	500
Total customers	15,600	15,050	13,250	12,700	12,400

Volumes:
Total number of transactions (millions)	170.6	144.8	121.1	114.8	104.9
Transaction volume (millions)	$318.0	$272.7	$239.2	$225.6	$202.5

Financing structure of new connections:
JumpStart	1.2%	0.4%	4.1%	3.3%	8.6%
QuickStart & All Others **	98.8%	99.6%	95.9%	96.7%	91.4%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

* Three months ending December 31, 2017 includes new net connections and new customers related to the acquisition of Cantaloupe of approximately 270,000 and 1,400, respectively.
** Includes credit sales with standard trade receivable terms.

(C)	Balance Sheets at March 31, 2018 and at June 30, 2017

($ in thousands, except shares)	March 31, 2018	June 30, 2017

Assets
Current assets:
Cash and cash equivalents	$17,107	$12,745
Accounts receivable, less allowance of $2,446 and $3,149, respectively	23,166	7,193
Finance receivables, less allowance of $42 and $19, respectively	3,904	11,010
Inventory	11,030	4,586
Prepaid expenses and other current assets	1,869	968
Total current assets	57,076	36,502

Non-current assets:
Finance receivables, less current portion	9,679	8,607
Other assets	1,214	687
Property and equipment, net	12,198	12,111
Deferred income taxes	16,911	27,670
Intangibles, net	30,119	622
Goodwill	64,196	11,492
Total non-current assets	134,317	61,189

Total assets	$191,393	$97,691

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$29,446	$16,054
Accrued expenses	7,961	4,140
Line of Credit, net	—	7,036
Capital lease obligations and current obligations under long-term debt	4,475	3,230
Deferred revenue	441	—
Deferred gain from sale-leaseback transactions	198	239
Total current liabilities	42,521	30,699

Long-term liabilities:
Revolving Credit Facility	10,000	—
Capital lease obligations and long-term debt, less current portion	22,895	1,061
Accrued expenses, less current portion	66	53
Deferred gain from sale-leaseback transactions, less current portion	—	100
Total long-term liabilities	32,961	1,214

Total liabilities	$75,482	$31,913

Shareholders’ equity:
Preferred stock, no par value, 1,800,000 shares authorized, no shares issued	—	—
Series A convertible preferred stock, 900,000 shares authorized, 445,063 issued and outstanding, with liquidation preferences of $19,443 and $18,775 at March 31, 2018 and June 30, 2017, respectively	3,138	3,138
Common stock, no par value, 640,000,000 shares authorized, 53,666,718 and 40,331,645 shares issued and outstanding at March 31, 2018 and June 30, 2017, respectively	307,634	245,999
Accumulated deficit	(194,861)	(183,359)
Total shareholders’ equity	115,911	65,778
Total liabilities and shareholders’ equity	$191,393	$97,691

(D)	Statements of Cash Flows for the 9 Months Ended March 31, 2018 and March 31, 2017

	Nine months ended March 31,
($ in thousands)	2018	2017
OPERATING ACTIVITIES:
Net loss	$(11,569)	$(2,095)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash stock based compensation	2,005	678
Gain on disposal of property and equipment	(112)	(59)
Non-cash interest and amortization of debt discount	100	98
Bad debt expense	506	577
Depreciation and amortization	5,858	3,774
Change in fair value of warrant liabilities	—	1,490
Excess tax benefits	67	—
Deferred income taxes, net	6,400	94
Deferred revenue	(185)	—
Recognition of deferred gain from sale-leaseback transactions	(143)	(646)
Changes in operating assets and liabilities:
Accounts receivable	(12,972)	(2,388)
Finance receivables	11,114	(2,113)
Inventory	(5,624)	(2,042)
Prepaid expenses and other current assets	(564)	(406)
Accounts payable and accrued expenses	13,808	(1,257)
Net cash provided by (used in) operating activities	8,689	(4,295)

INVESTING ACTIVITIES:
Purchase of property and equipment, including rentals	(3,005)	(2,818)
Proceeds from sale of property and equipment, including rentals	253	105
Cash paid for assets acquired from Cantaloupe	(65,182)	—
Net cash used in investing activities	(67,934)	(2,713)

FINANCING ACTIVITIES:
Payment of debt issuance costs	(445)	(90)
Issuance of common stock in public offering, net	39,888	—
Proceeds from issuance of long-term debt	25,100	—
Proceeds from Revolving Credit Facility	12,500	—
Repayment of Revolving Credit Facility	(2,500)	—
Repayment of Line of Credit, net	(7,111)	—
Repayment of capital lease obligations and long-term debt	(3,778)	(556)
Cash used in retirement of common stock	(156)	(31)
Proceeds from exercise of common stock options	109	—
Proceeds from exercise of common stock warrants	—	6,193
Net cash provided by financing activities	63,607	5,516

Net increase (decrease) in cash and cash equivalents	4,362	(1,492)
Cash and cash equivalents at beginning of year	12,745	19,272
Cash and cash equivalents at end of period	$17,107	$17,780

Supplemental disclosures of cash flow information:
Interest paid in cash	$1,153	$528
Income taxes paid in cash (refund), net	$—	$—
Supplemental disclosures of noncash financing and investing activities:
Equity issued in connection with Cantaloupe Acquisition	$19,789	$—
Equipment and software acquired under capital lease	$227	$326

(E)	Reconciliation of GAAP to Non-GAAP Financial Measures for the 3 Months and 9 Months Ended March 31, 2018 and March 31, 2017

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

	Three months ended March 31,			Nine months ended March 31,
($ in thousand)	2018	2017	% Change	2018	2017	% Change
Net income (loss)	$1,160	$136	752.9%	$(11,569)	$(2,095)	452.2%
Less interest income	(134)	(114)	17.5%	(465)	(387)	20.2%
Plus interest expense	612	188	225.5%	1,315	601	118.8%
Plus income tax (benefit) provision	(2,138)	209	(1,123.0%)	6,467	94	6,779.8%
Plus depreciation expense	1,581	1,165	35.7%	4,541	3,642	24.7%
Plus amortization expense	801	45	1,680.0%	1,317	132	897.7%
EBITDA	$1,882	$1,629	15.5%	$1,606	$1,987	(19.2%)

Plus loss on fair value of warrant liabilities	—	—	—	—	1,490	(100.0%)
Plus stock-based compensation	649	233	178.5%	2,005	678	195.7%
Plus litigation related professional fees	—	—	—	—	33	(100.0%)
Plus integration and acquisition costs	1,747	—	100.0%	5,844	109	5,261.5%
Adjustments to EBITDA	2,396	233	928.3%	7,849	2,310	239.8%
Adjusted EBITDA	$4,278	$1,862	129.8%	$9,455	$4,297	120.0%

Reconciliation of Operating (Loss) Income to Adjusted Operating Income (Loss):

	Three months ended March 31,			Nine months ended March 31,
($ in thousand)	2018	2017	% Change	2018	2017	% Change
Operating (loss) income	$(500)	$419	(219.3%)	$(4,252)	$(297)	1,331.6%
Plus amortization expense	801	45	1,680.0%	1,317	132	897.7%
Plus integration and acquisition costs	1,747	—	100.0%	5,844	109	5,261.5%
Adjusted operating income (loss)	$2,048	$464	341.4%	$2,909	$(56)	(5,294.6%)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income:

	Three months ended March 31,			Nine months ended March 31,
($ in thousands, except shares and per share data)	2018	2017	% Change	2018	2017	% Change
Net income (loss)	$1,160	$136	752.9%	$(11,569)	$(2,095)	452.2%
Non-GAAP adjustments:
Loss on fair value of warrant liabilities	—	—	—	—	1,490	(100.0%)
Non-cash portion of income tax (benefit) provision	(2,138)	209	(1,123.0%)	6,467	94	6,779.8%
Amortization of intangible assets acquired	801	45	1,680.0%	1,317	132	897.7%
Stock-based compensation	649	233	178.5%	2,005	678	195.7%
Litigation related professional fees	—	—	—	—	33	(100.0%)
Integration and acquisition costs	1,747	—	100.0%	5,844	109	5,261.5%
Non-GAAP net income	$2,219	$623	256.2%	$4,064	$441	821.5%

Non-GAAP net income per common share:
Basic	$0.04	$0.02	167.8%	$0.08	$0.01	616.0%
Diluted	$0.04	$0.02	166.9%	$0.08	$0.01	619.8%

Weighted average number of common shares outstanding:
Basic	53,637,085	40,327,697	33.0%	51,101,813	39,703,690	28.7%
Diluted	54,338,126	40,721,319	33.4%	51,723,241	40,402,502	28.0%

Monica Gould
The Blueshirt Group
Tel: +1 212-871-3927
monica@blueshirtgroup.com

Lindsay Savarese
The Blueshirt Group
Tel: +1 212-331-8417
lindsay@blueshirtgroup.com

Source: USA Technologies, Inc.
F-USAT